Exhibit 10.1

FORM OF

TRANSITION SERVICES AGREEMENT

TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of [DATE] by and among CONSOL Energy, Inc., a Delaware corporation (“Parent”), and CONSOL Mining Corporation, a Delaware corporation (“CoalCo” and, together with Parent, the “Parties” and each a “Party”).

RECITALS

A.    The Parties have entered into that certain Separation and Distribution Agreement dated [                ] (the “Separation Agreement”), pursuant to which one hundred percent (100%) of the outstanding common stock of CoalCo will be distributed to the stockholders of Parent and CoalCo will become a separate public company, all as more fully described therein.

B.    In order to ensure an orderly transition of the Coal Business (as defined in the Separation Agreement) to CoalCo and as a condition to consummating the transactions contemplated by the Separation Agreement, CoalCo has requested to receive from Parent certain services and Parent has requested to receive from CoalCo certain services, in each case, on a transitional basis and subject to the terms and conditions set forth herein.

AGREEMENT

In consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings assigned thereto in the Separation Agreement. In the case of capitalized terms defined herein by definitions inconsistent with the definitions ascribed to such terms in the Separation Agreement, the definitions provided herein shall be regarded as controlling for the purposes of this Agreement.

ARTICLE II

SERVICES

Section 2.1    Description of Initial Services. On the terms and conditions of this Agreement, (i) Parent shall provide to CoalCo, or cause to be provided to CoalCo, the initial transition services set forth on Exhibit A and (ii) CoalCo shall provide to Parent, or cause to be provided to Parent, the initial transition services set forth on Exhibit B (the services designated therein, as adjusted in accordance with this Agreement, collectively, the “Transition Services”), in each case, subject to the completion of the Distribution and following the Closing. The Party providing a Transition Service under this Agreement is referred to herein as the “Service Provider” and the Party receiving such a Transition Service is referred to herein as the “Recipient.”

Section 2.2    Omitted, Additional or Modified Services.

(a)    If during the 30 day period following Closing, either Parent or CoalCo reasonably determines that services that have previously been provided by a Service Provider to a Recipient which are necessary to effect an orderly transition of the separation of the Coal Business from other operations of Parent and its Affiliates (each such service an “Omitted Service”) have been omitted from the initial Transition Services listed on Exhibit A and Exhibit B, then the applicable Service Provider will be obligated to provide any Omitted Service and the Parties hereto will negotiate in good faith an amendment to Exhibit A or Exhibit B, as applicable, setting forth the Omitted Service and the terms and conditions for the provision of such Omitted Service.

(b)    During the 30 day period following Closing, a Recipient may also identify services in addition to the Omitted Services, which services are of the type previously provided by a Service Provider to a Recipient and that are necessary to conduct the Coal Business or Parent Business, as applicable, in substantially the same manner as conducted prior to Closing (each such service an “Additional Service”). Similarly, during the 30 day period following Closing, a Recipient may request modifications to any Transition Services currently being provided (a “Modified Service”). Upon receipt by the Service Provider of written notice from the Recipient requesting Additional Services or Modified Services during the applicable time period set forth above, the Parties hereto will negotiate in good faith an amendment to Exhibit A or Exhibit B, as applicable, setting forth the Additional Service or Modified Service and the terms and conditions for the provision of such Additional Service or Modified Service.

(c)    If, during the Term, the Recipient anticipates needing any of the Transition Services beyond the original term of such service, the Recipient may notify the Service Provider of such anticipated need and the Parties shall negotiate an extension to provide such services, provided that, no such extension may extend beyond 30 days of the original term for such service.

Section 2.3    Third Party Services. The Parties have set forth on Exhibit A or Exhibit B their expectations as to any initial Transition Services to be provided by a Person that is neither a Party nor an Affiliate or employee of any Party or its Affiliates (a “Third Party”) (it being understood that the absence of a Transition Service to be designated as a Transition Service to be provided by a Third Party on Exhibit A or Exhibit B shall not preclude the Service Provider from using a Third Party to provide such Transition Service). The Service Provider shall use commercially reasonable efforts, at the Recipient’s sole cost and expense, to cause such Third Party to provide such Transition Services to Recipient. In addition, one or more Third Parties may provide Omitted Services, Additional Services or Modified Services to a Recipient. If any such Third Party is unable or unwilling to provide any such Transition Services, the Service Provider shall use commercially reasonable efforts to provide such Transition Services in an alternative manner that is reasonably acceptable to the Recipient. A Recipient shall have the right to pre-approve any Third Party to the extent that such Third Party is not providing services to any Party prior to the date of this Agreement. If the Service Provider intends to engage a Third Party that would be subject to the pre-approval right set forth in the immediately preceding sentence to provide one or more Transition Services, the Service Provider shall provide advance notice to the Recipient, and the Recipient shall promptly notify the Service Provider whether the Recipient consents to such engagement (such consent shall not be unreasonably withheld, conditioned or delayed). The Service Provider will advise any Third Party of its obligations to comply with the confidentiality provisions in Article VI and use reasonable efforts to include similar confidentiality obligations in any agreement with such Third Party.

Section 2.4    Consents; Resources. A Service Provider shall, and shall cause its Affiliates to, use commercially reasonable efforts, at the Recipient’s sole cost and expense, to obtain all consents, approvals or authorizations (i) for any software or other Intellectual Property necessary to enable the Service Provider, its designee or a Third Party to perform the Transition Services in accordance with this Agreement and (ii) necessary to allow the Service Provider to provide the Transition Services and to allow the Recipient to access and use the Transition Services. Unless otherwise expressly agreed under the terms of a Transition Schedule as set forth in Exhibit A or Exhibit B, as applicable, or otherwise agreed to by the Parties in writing, in providing the Transition Services, neither the Service Provider, nor any of its Affiliates, shall be obligated to: (i) expend funds and other resources beyond levels that would be customary and commercially reasonable for any similar service provider (all such expenses to be reimbursed by the Recipient in accordance with this Agreement); (ii) maintain the employment of any specific employee or subcontractor; (iii) purchase, lease or license any additional equipment or materials; or (iv) pay any of the Recipient’s costs related to its receipt of such Transition Services.

Section 2.5    Standard of Services. Each Service Provider shall provide, and shall use commercially reasonable efforts to cause any relevant Third Party to provide, the Transition Services in a manner and to the extent that is substantially similar in scope, nature, quality and timeliness to the services provided to (or with respect to) the Coal Business or Parent Business, as applicable, prior to the Closing Date, provided that, in any case, the Transition Services shall be provided (i) in a professional and workmanlike manner with the same degree of care, skill, and prudence that the Service Provider would exercise when performing such services on its own behalf and (ii) in compliance with all applicable Laws. Notwithstanding anything to the contrary contained herein, neither the Service Provider nor any of its Affiliates will be responsible for the quality of any services provided by a Third Party or the non-compliance with Laws by such Third Party. In the event that a Third Party providing Transition Services on behalf of a Service Provider breaches or fails to perform under any agreement a Service Provider or any of its Affiliates has with such Third Party and such breach or non-performance has a material adverse impact on the Recipient, Service Provider will use commercially reasonable efforts, at the Recipient’s sole cost and expense, to enforce any claims the Service Provider (or its Affiliate) has against such Third Party for such breach or non-performance in the same manner with which the Service Provider would seek to enforce such claim in respect of a breach adversely affecting the Service Provider (or its Affiliate) and Service Provider will pay to Recipient from the damages or other amounts that Service Provider or its Affiliates, as the case may be, recoup from such Third Party with respect to such breach or non-performance an amount equal to the losses suffered by Recipient as a result of such breach or non-performance.

Section 2.6    Provision of Services

(a)    Employment and Supervision. Except for reimbursement of employee costs by the Recipient as set forth herein, the Service Provider shall have the sole responsibility to employ, pay, supervise, direct and discharge all of its employees used in the provision of Transition Services hereunder. Except for reimbursement of employee costs by the Recipient as set forth herein, the Service Provider shall be solely responsible for the payment of all employee benefits and any other direct and indirect compensation for any of such Service Provider’s employees assigned to perform services under this Agreement, as well as such personnel’s worker’s compensation insurance, employment taxes, and other employer liabilities relating to such personnel as required by Law.

(b)    Independence. The Service Provider shall be an independent contractor in connection with the performance of Transition Services hereunder for any and all purposes (including federal or state Tax purposes), and the employees performing Transition Services in connection herewith shall not be deemed to be employees or agents of the Recipient or any of its Affiliates and nothing contained herein shall be deemed to create a joint venture or partnership.

(c)    Coordination. The Recipient shall provide the Service Provider with any and all information on a timely basis as is reasonably necessary and requested by the Service Provider to enable the performance by the Service Provider (or any Third Party) of the Transition Services. In the event of a conflict in scheduling of available employees, contractors or other resources by the Service Provider between the internal needs of the Service Provider (and its Affiliates) and the requirements of providing the Transition Services, the Service Provider shall allocate such available employees, contractors and resources in a commercially reasonable manner using a substantially similar allocation as if it were performing the Transition Services for itself.

(d)    Access. In order to enable the provision of the Transition Services by a Service Provider, the Recipient agrees that it shall provide to the Service Provider and any Third Party providing Transition Services on behalf of a Service Provider, at no cost to the Service Provider, reasonable access to the facilities, assets and books and records of the Recipient during regular and normal business hours to the extent necessary for the Service Provider to fulfill its obligations under this Agreement; provided, however, that each Service Provider, consistent with Section 6.1, will ensure that access to technology systems is reasonably limited to those individuals or entities for whom access to such information is essential to perform their job, so as to minimize and avoid the inadvertent unauthorized access to sensitive employee information or other data.

Section 2.7    Cooperation. During the Term, the Parties shall, and shall cause each of their respective Affiliates and each of the foregoing entities’ respective employees, agents,

auditors and representatives to, cooperate with each other in good faith (a) to implement or give effect to this Agreement and (b) to facilitate an orderly and efficient transition of services, processes and functions contemplated in this Agreement, and in each case in a manner consistent with the intent of this Agreement and without undue burden on any Party thereto.

Section 2.8    Service Interruption. Except as provided in this Section 2.8 and subject to the terms of Section 2.9, the Transition Services shall be provided during regular and normal business hours during the Term. Upon reasonable prior written notice to the Recipient given the circumstances (provided such notice shall be no less than 72 hours), the Service Provider may temporarily interrupt the provision of any Transition Services only when, and for such period of time, it is the commercially reasonable judgment of the Service Provider (or the relevant Third Party providing such Transition Services for the Service Provider) that such action is necessary, including for routine maintenance purposes. With respect to any Transition Services provided by any Third Party, the Service Provider shall forward promptly (which will be within two business days after Service Provider’s receipt of) any notice received from any such Third Party regarding the interruption of such Transition Services. In the event of any temporary interruptions, the Service Provider shall use commercially reasonable efforts to minimize the impact on the Recipient of such interruption, including by minimizing each period of interruption and scheduling such period of interruption so as to not inconvenience or impair the conduct of the Recipient’s business. Subject to the notice provisions set forth in this Section 2.8, the Service Provider shall consult with the Recipient prior to temporary interruptions to the extent reasonably practicable or, if not reasonably practicable, promptly thereafter.

Section 2.9    Force Majeure.

(a)    No Party will be held liable or responsible to another Party or be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from events beyond the reasonable control of the non-performing Party, including war, acts of war, riot, rebellion, civil disturbances, terrorism, power failures, embargos, shortages, epidemics, pandemics, quarantines, shortage of fuel, raw materials or components, nuclear accident, strikes, lockouts or other labor disturbances, flood, storm, fire and earthquake or other natural disasters or acts of God or acts, omissions or delays in acting by any governmental authority, or any breach by any Third Party of any of such Third Party’s obligations to the Service Provider or any of its Affiliates (solely caused by the failure of such Third Party to perform its obligations and not due to the failure of a Party to provide necessary instructions or information or to otherwise perform under any arrangement such Party has with the relevant Third Part) (collectively, each of the foregoing a “Force Majeure Event”). The suspension of performance as a result of a Force Majeure Event shall be of no greater in scope or longer in duration than is necessary. The non-performing Party will use commercially reasonable efforts to remedy its inability to perform and will keep the other Party reasonably informed with respect thereto. The other Party will agree to cooperate with the non-performing Party to seek other solutions that may be mutually satisfactory.

(b)    The Recipient shall be free to acquire any Transition Services from an alternate source for the period and to the extent reasonably necessitated by such non-performance pursuant to Section 2.9(a), and the Service Provider shall cooperate with, provide information to and take such other actions as may be reasonably required to assist such alternate source to provide such Transition Services. The Recipient shall not be obligated to pay for any Transition Services during any period when such Transition Services are not being provided to the Recipient; provided, however that the Recipient shall pay Fees in accordance with Section 3.1 hereof for the assistance provided by the Service Provider to an alternative source.

(c)    Subject to Section 2.9(b), the Parties hereto agree that this Section 2.9 shall not otherwise be construed so as to excuse a Party hereto of its obligations to otherwise perform in accordance with Article III at all other times during the term of this Agreement.

Section 2.10    Service Coordinators. Each of Parent and CoalCo shall identify one of its employees to serve as the primary point of contact (the “Service Coordinator”) for the other Party hereto with respect to the Transition Services. Each of Parent and CoalCo shall cause its Service Coordinator to be reasonably available to the other Party hereto to facilitate communication among the Parties and the identification, awareness and resolution of any interruption, deficiency or concern with respect to the Transition Services.

ARTICLE III

FEES AND PAYMENT

Section 3.1    Fees. The fees payable for any Transition Service (the “Fees”) shall be as set forth for such Transition Service on Exhibit A, exclusive of any applicable taxes, including any value added tax, sales tax or duty of any kind (other than taxes based on the Service Provider’s income), which as applicable shall be added to the Fees. It is the intent that the Recipient shall also reimburse the Service Provider and its Affiliates for all actual expenses, which shall expressly include any employee or subcontractor wage, benefit or other employment expenses related to the time spent providing the Transition Services not otherwise expressly included in the Fees, which the Service Provider or any of its Affiliates incur in connection with performing the Transition Services, including actual and documented out-of-pocket expenses incurred and paid by the Service Provider or any of its Affiliates to any Third Party (other than expenses expressly included in the Fees) (“Third-Party Expenses”) in connection with performing the Transition Services (collectively, “Expenses”). With respect to any health or welfare benefits that CoalCo requests Parent to continue following the Closing and which are self-insured by Parent, CoalCo shall promptly reimburse Parent upon Parent’s payment of claims for such health or welfare benefits.

Section 3.2    Invoice and Payment. The Fees for the Transition Services shall be paid in advance on the date of this Agreement and any Fees owed by one Party may be netted against Fees owed by the other Party. Any Fees on Additional Services or incurred upon extension of the Term shall be paid in advance of the provision of such Transition Services. The Service Provider shall invoice the Recipient for the Expenses incurred in connection with the Transition Services as such Expenses are incurred. Each such invoice shall be accompanied by a statement properly supported and reasonably itemized, including the names of and containing copies of invoices from any Third Party with respect to any Third-Party Expenses included in the invoiced Expenses and any other documentation reasonably requested by CoalCo to evidence any out-of-pocket expenses included therein. The Recipient shall pay all undisputed amounts of any invoice no later than ten (10) days after the Recipient’s receipt of a properly submitted invoice (the “Invoice Due Date”). Any amounts outstanding after the Invoice Due Date shall accrue interest at a rate which is the lower of one and one half percent (1.5%) per month or the highest monthly rate allowed by law.

Section 3.3    Disputes and Resolution. The Recipient shall promptly notify the Service Provider in writing of any amounts billed to the Recipient that the Recipient, in good faith, determines to be in dispute along with a reasonable description of the Recipient’s reason for disputing such amounts. Upon receipt of such notice, the Service Provider will research the items in question in a reasonably prompt manner and cooperate with the Service Provider to resolve any such dispute for a period of five (5) days. In the event that the Parties agree, or a court of competent jurisdiction determines, that any amount that was paid was not properly owed, the Service Provider shall refund such amount to the Recipient within five (5) business days of such agreement (or, alternatively, at the option of the Service Provider, such amount may be deducted from the amount payable under the next invoice submitted for payment). The Service Provider shall continue providing the Transition Services in accordance with this Agreement pending resolution of any dispute.

ARTICLE IV

DISCLAIMER AND LIMITATION OF LIABILITY

Section 4.1    Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN OR IN THE SEPARATION AGREEMENT, EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL SERVICES ARE PROVIDED ON AN “AS-IS” BASIS, AND THAT EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE TRANSITION SERVICES TO BE PROVIDED BY IT OR OTHERWISE WITH RESPECT TO THIS AGREEMENT.

Section 4.2    Limitation on Certain Damages. NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER OR ANY AFFILIATES OF THE OTHER FOR ANY INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OTHER THAN IN THE CASE OF GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT AND EXCEPT IN THE CASE OF ANY SUCH LIABILITY WITH RESPECT TO A THIRD-PARTY CLAIM.

ARTICLE V

OWNERSHIP OF ASSETS

Section 5.1    Parent Systems and Data. Any information system, software, computer network, database, data file, record or other information owned, licensed, leased or provided by Parent or any of its Affiliates that is used by Parent, or any of its Affiliates or provided to, or stored or accessed by, CoalCo or any of its Affiliates in connection with provision of any Transition Service shall remain the sole and exclusive property of Parent or its Affiliates, as the case may be.

Section 5.2    CoalCo Systems and Data. Any information system, software, computer network, database, data file, record or other information owned, licensed, leased or provided by CoalCo or any of its Affiliates that is used by CoalCo, or any of its Affiliates, or provided to, or stored or accessed by, Parent or any of its Affiliates in connection with any Transition Service shall remain the sole and exclusive property of CoalCo or its Affiliates, as the case may be.

Section 5.3    Other Assets. All procedures, methods, systems, strategies, tools, equipment, facilities and other resources owned, licensed or leased by any Party or its Affiliates and used or provided by such Party, any of its Affiliates or any relevant Third Party in connection with this Agreement shall remain the property of such Party or its Affiliates and, except as otherwise provided herein, shall at all times be under the sole direction and control of such Party, its Affiliates or such Third Party.

ARTICLE VI

CONFIDENTIALITY

Section 6.1    Confidentiality. Each Party acknowledges and agrees that the provisions on confidentiality set forth in Section 6.9 of the Separation Agreement shall be incorporated into this Agreement by reference. The Parties further agree that confidential information shall also include any other confidential information or data received in the course of providing or receiving any Transition Services.

ARTICLE VII

INSURANCE AND INDEMNIFICATION

Section 7.1    Insurance. During the Term, each Party shall maintain insurance coverage substantially similar to the insurance maintained by such Party on the date of this Agreement.

Section 7.2    Parent Indemnification. Parent shall indemnify, defend and hold harmless CoalCo and its Affiliates from and against any Losses suffered or incurred by CoalCo or any of its Affiliates arising out of or relating to any breach of applicable Law or the willful misconduct or gross negligence of Parent or its Affiliates related to this Agreement or the performance or non-performance of the Transition Services (including any performance or non-performance by any Third Party engaged by Parent or any of its Affiliates solely to the extent the Losses from performance or non-performance arise from any willful misconduct or gross negligence by Parent or such Affiliate under such Third Party agreement or arrangement).

Section 7.3    CoalCo Indemnification. CoalCo shall indemnify, defend and hold harmless Parent and its Affiliates from and against any Losses suffered or incurred by Parent or any of its Affiliates arising out of or relating to any breach of applicable Law or the willful misconduct or gross negligence of CoalCo or its Affiliates related to this Agreement or the performance or non-performance of the Transition Services (including any performance or non-performance by any Third Party engaged by CoalCo or any of its Affiliates solely to the extent the Losses from performance or non-performance arise from any willful misconduct or gross negligence by CoalCo or such Affiliate under such Third Party agreement or arrangement).

ARTICLE VIII

TERM AND TERMINATION

Section 8.1    Term.

(a)    Term of Agreement. The term of this Agreement (the “Term”) shall commence on the date hereof and shall end on the earliest of: (i) the date all Service Terms have expired in accordance with the terms of this Agreement, (ii) the date all Transition Services have been terminated in accordance with the terms of this Agreement or (iii) the date on which this Agreement is terminated pursuant to Section 8.3.

(b)    Term of Services. The applicable Service Provider shall provide each Transition Service beginning on the date hereof, or as otherwise set forth in Exhibit A or Exhibit B, as applicable, or agreed to by each of the Parties hereto in writing, and continuing for a period equal to the service term set forth in Exhibit A or Exhibit B, as applicable (the “Service Term”), or as otherwise agreed to by each of the Parties hereto in writing, unless renewed or sooner terminated in accordance with the provisions of this Agreement.

Section 8.2    Termination of Services.

(a)    Voluntary Termination. A Recipient may terminate its right to receive any particular Transition Services for any or no reason, by providing the Service Provider written notice of termination (the “Termination Notice”), not less than ten (10) days prior to the date on which such Transition Services shall be terminated (the “Termination Date”) setting forth in reasonable detail such Transition Services to be terminated (the “Terminated Services”) and the Termination Date for each Terminated Service.

(b)    Termination for Breach. If a Recipient materially breaches any of its obligations under this Agreement with respect to any Transition Services received by such Recipient, and does not cure such default within thirty (30) days after receiving written notice thereof from the Service Provider, then the Service Provider may, at its option, terminate any Transition Services affected by such breach by providing written notice of such termination to the Service Provider, for which termination the effective Termination Date shall be the date of receipt of such written notice.

(c)    Termination for Illegal Agreement. If a final and non-appealable order has been entered determining that the provision or use of any of the Transition Services hereunder violates any applicable Law, then any Party hereto may terminate such Transition Services by providing written notice of such termination to the other Party, for which termination the effective Termination Date shall be the date of receipt of such written notice.

(d)    Procedures on Termination of Services. Beginning on the Termination Date, the Recipient shall not be obligated to pay any Fees in connection with such Terminated Services other than Fees owed by such Recipient to the Service Provider for such Terminated Services rendered prior to the Termination Date for which payment has not yet been made; provided, that, if the Service Provider (or its Affiliate) entered into a contract with a Third Party service provided to provide such services to the Recipient, the Recipient shall reimburse the Service Provider for any Losses incurred by the Service Provider in connection with the early termination of such services.

Section 8.3    Termination of the Transition Services Agreement.

(a)    By Mutual Consent. This Agreement may be terminated by mutual written consent of the Parties in writing at any time.

(b)    Termination for Non-Payment. A Party may terminate this Agreement if such other Party fails to pay any undisputed Fees by the applicable Invoice Due Date; provided that the terminating Party has given the breaching Party written notice of such failure to pay, and the breaching Party has not cured such failure to pay within five (5) days following the date of such written notice.

(c)    Bankruptcy Termination. This Agreement may be terminated by either Party hereto upon at least thirty (30) days prior written notice if the other Party hereto is declared insolvent or bankrupt, or makes an assignment for the benefit of creditors, or a receiver is appointed or any proceeding is demanded by, for or against the other under any provision of the Federal Bankruptcy Act. Any termination of this Agreement pursuant to this Section 8.3(c) shall be without prejudice to any rights or obligations of the Parties hereto accruing prior to such termination including the right to payment of unpaid Fees and reimbursable costs owing for Transition Services performed prior to termination.

Section 8.4    Procedures on Termination of the Agreement. Following any termination of this Agreement or termination of any services to be rendered hereunder, each Party hereto will cooperate with the other Party as reasonably necessary to avoid material disruption of the ordinary course of the other Party’s and its Affiliates’ businesses.

Section 8.5    Effect of Termination; Survival. Upon the expiration of the Term, this Agreement will be of no further force and effect; provided that no Party shall be relieved of any liability for any breach or nonfulfillment of any provision of this Agreement or any obligations under Article VII prior to the expiration of the Term (including any liability to pay for Transition Services provided, or expenses incurred in connection therewith, prior to termination); provided, further, that any claims relating to breach or nonfulfillment or for indemnification under Article VII shall have been made in writing prior to the expiration of the Term. Notwithstanding the foregoing, Articles III, IV, V, and IX, and this Section 8.5 shall survive any expiration or termination of this Agreement. Article VI shall survive any expiration or termination of this Agreement until the second anniversary of the date of the Separation Agreement.

ARTICLE IX

MISCELLANEOUS

Section 9.1    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each Party and making specific reference to this Agreement.

Section 9.2    Waiver. No failure or delay of either Party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder. Any agreement on the part of either Party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such Party. No course of dealing between or among any Persons having an interest in this Agreement shall be deemed effective to amend, supplement, modify or waive any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

Section 9.3    Notices. All notices, requests, claims, demands and other communications under this Agreement shall be given or made and shall be deemed to have been given in accordance with the notice provision set forth in the Separation Agreement.

Section 9.4    Interpretation and Conflicts. When a reference is made in this Agreement to a Section, Article or Exhibit such reference shall be to a Section, Article or Exhibit of this Agreement unless otherwise indicated. The headings contained in this Agreement or in any Exhibit are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Any capitalized terms used in any Exhibit but not otherwise defined therein shall have the meaning as defined in this Agreement. All Exhibits annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein. The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified. This Agreement is being executed pursuant to the terms of the Separation Agreement. In the event that any provision in this Agreement conflicts with or inconsistent with any provision in the Separation Agreement, the provisions of the Separation Agreement will control. In the event that the Distribution does not occur, then no Party will have any further obligation under this Agreement.

Section 9.5    Entire Agreement. This Agreement (including the Exhibits hereto) together with the Separation Agreement constitute the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the Parties with respect to the subject matter hereof and thereof.

Section 9.6    No Third-Party Beneficiaries. Except as provided in Article VII, nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 9.7    Governing Law. It is the intent of the Parties that the laws which govern this Agreement be consistent with the governing law set forth in the Separation Agreement. As such, the provision of the Separation Agreement which sets forth governing law is incorporated herein by reference.

Section 9.8    Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either Party without the prior written consent of the other Party, and any such assignment without such prior written consent shall be null and void. This Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and permitted assigns. Notwithstanding the foregoing, a Party may assign any or all of its rights, interests and obligations under this Agreement to any direct or indirect wholly-owned subsidiary without the consent of the other party so long as such assignment does not have any adverse consequences to the other Party or its Affiliates. No assignment will relieve the assigning Party from any of its obligations under this Agreement and the assigning Party will remain primarily liable for all of its obligations under this Agreement.

Section 9.9    Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 9.10    Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 9.11    Counterparts. This Agreement may be executed in two or more counterparts, including electronic counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.

Section 9.12    Nonrecourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of the Agreement may only be made against, the entities that are expressly identified as parties hereto. No past, present or future director, officer, employee, member, partner, stockholder, Affiliate, agent, attorney or representative of any party or its Affiliates shall have any liability for any obligations or liabilities of such party under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or thereby.

[Signature page follows on next page]

IN WITNESS WHEREOF, the undersigned have executed or caused this Agreement to be executed by their respective officers thereunto duly authorized, each with the intent to be legally bound, as of the date first written above.

PARENT:

CONSOL ENERGY, INC.

By:
Name:
Title:

COALCO:

CONSOL MINING CORPORATION

By:
Name:
Title:

[Signature Page to Transition Services Agreement]

Exhibit A

Transition Services Provided by Parent

Exhibit B

Transition Services Provided by CoalCo

Exhibit C

Benefits to be Maintained